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                                                                    EXHIBIT 32.2


               CERTIFICATE PURSUANT TO SECTION 1350 OF CHAPTER 63
                          OF TITLE 18 OF THE U.S. CODE


         I, Robert A. Beckman, the Vice President-Finance of Bone Care International, Inc. (the "Company"), certify that (i) the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2003 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                             /S/ ROBERT A. BECKMAN
                                             ----------------------------------
                                             Robert A. Beckman
                                             September 26, 2003






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